                                                                    Exhibit 12.1


                                                                                                                 Period
                                                                                                        Six       From
                                                                                                       Months   January 4,
                                                                        Fiscal                         Ended       2003
                                                       --------------------------------------------    July 6,  February 4,
                                                       1998     1999     2000      2001      2002       2002       2003
                                                      ------   ------   ------    ------    ------     ------     ------
Fixed charge coverage ratio:

Details of fixed charges coverage ratio
  Interest expense                                    $ 63.8   $ 81.0   $ 172.2   $ 122.8   $  22.0    $ 10.1    $    1.9
  Capitalized interest                                     -        -         -         -         -         -           -
  Interest on operating leases                          31.3     53.8      59.3      45.2      27.6      13.8         1.3

                                                      ------   ------   -------   -------   --------   ------    --------
  Total Fixed charges                                 $ 95.1   $134.8   $ 231.5   $ 168.0   $  49.6    $ 23.9    $    3.2
                                                      ======   ======   =======   =======   ========   ======    ========


  Pre-tax income (loss) from continuing operations    $ 21.8   $124.4   $(355.8)  $(710.2)  $(109.3)   $(36.6)   $2,436.7
  Fixed charges                                         95.1    134.8     231.5     168.0      49.6      23.9         3.2
                                                      ------   ------   -------   -------   --------   ------    --------

  Total adjusted earnings                             $116.9   $259.2   $(124.3)  $(542.2)  $ (59.7)   $(12.7)   $2,439.9
                                                      ======   ======   =======   =======   ========   ======    ========

  Fixed charge coverage (1)                             1.23     1.92       n/a       n/a       n/a       n/a      768.42
                                                      ======   ======   =======   =======   ========   ======    ========

  Deficit of Earnings to Fixed Charges (1)               n/a      n/a   $ 355.8   $ 710.2   $ 109.3    $ 36.6         n/a
                                                      ======   ======   =======   =======   ========   ======    ========

                                                                              Pro Forma
                                                                 --------------------------------------
                                                      Period                                   Combined
                                                       From                       Combined   Last Twelve
                                                    February 5,           First     First       Months
                                                       2003              Half of   Half of      Ended
                                                      July 5,    Fiscal   Fiscal   Fiscal      July 5,
                                                       2003       2002     2002     2003        2003
                                                      ------     ------   ------   ------      ------
Fixed charge coverage ratio:

Details of fixed charges coverage ratio
  Interest expense                                     $ 9.9     $ 31.7   $ 16.6    $ 12.4     $ 27.5
  Capitalized interest                                     -          -        -         -          -
  Interest on operating leases                           6.4       27.3     13.6       7.7       21.4
                                                      ------     ------   ------    ------     ------
  Total Fixed charges                                 $ 16.3     $ 59.0   $ 30.2    $ 20.1     $ 48.9
                                                      ======     ======   ======    ======     ======


  Pre-tax income (loss) from continuing operations    $ 24.0     $ 51.1   $ 42.5    $ 53.5     $ 62.1
  Fixed charges                                         16.3       59.0     30.2      20.1       48.9
                                                      ------     ------   ------    ------     ------

  Total adjusted earnings                             $ 40.3     $110.1   $ 72.7    $ 73.6     $111.0
                                                      ======     ======   ======    ======     ======

  Fixed charge coverage (1)                             2.47       1.87     2.41      3.66       2.27
                                                      ======     ======   ======    ======     ======

  Deficit of Earnings to Fixed Charges (1)               n/a        n/a      n/a       n/a        n/a
                                                      ======     ======   ======    ======     ======